Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001, except for Note 22, which is dated February 26, 2001, relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders of Promistar Financial Corportion's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP


Pittsburgh, PA
March 28, 2001